Exhibit 32.1


                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report on Form 10-Q of Building Materials Corporation of America (the "Company") for the quarterly period ended April 2, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Robert B. Tafaro, as President and Chief Executive Officer of the Company, and John F. Rebele, as Senior Vice President, Chief Financial Officer and Chief Administrative Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:


      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Robert B. Tafaro
---------------------------------------------
Name: Robert B. Tafaro
Title: President and Chief Executive Officer

Date:  May 12, 2006




/s/ John F. Rebele
---------------------------------------------
Name: John F. Rebele
Title: Senior Vice President,
       Chief Financial Officer
       and Chief Administrative Officer

Date:  May 12, 2006


         This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.